PRESS RELEASE FOR IMMEDIATE RELEASE

Contact:	Steven J. Craig Sr. Vice President (214) 210-2675

REMINGTON OIL AND GAS CORPORATION UPDATES
INFORMATION RELATING TO ITS CURRENT EQUITY COMPENSATION PLANS

Dallas, TX, May 18, 2004 – Remington Oil and Gas Corporation (NYSE: REM) announced updated information relating to the Company’s current stock option program called the Remington Oil and Gas Corporation 1997 Stock Option Plan, the Remington Oil and Gas Corporation Non-Employee Director Stock Purchase Plan, and the 1999 contingent stock grants to directors and employees, which together form the Company’s current equity compensation plans. As of May 17, 2004, there were 27,402,571 shares of Remington common stock outstanding.

Stock Options Outstanding as of May 17, 2004

(Unaudited)

      The options outstanding at May 17, 2004, have a weighted-average remaining contractual life of 6.86 years and an exercise price ranging from $3.125 to $20.34 per share. A breakdown of the options outstanding at May 17, 2004, by price range is presented below:

			Weighted Average		Weighted Average
		Weighted Average	Remaining Life	Number	Price on Options
Option Price Range	Number	Exercise Price	(Years)	Exercisable	Exercisable

$3.125 - $4.25	479,035	$3.89	5.74	479,035	$3.89

$5.0625 - $6.9375	202,620	$6.34	3.33	202,620	$6.34

$8.625 - $9.00	100,000	$9.00	3.95	100,000	$9.00

$11.00 - $15.32	367,590	$13.85	6.68	275,134	$13.36

$16.55 - $20.34	751,668	$17.91	8.97	129,168	$17.23

Equity Compensation Plans as of May 17, 2004

      The following table presents information about our equity compensation plans at May 17, 2004:

	Number of Securities
	to be Issued	Weighted Average
	upon Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
	Warrants and Rights	Warrants and Rights	for Future Issuance

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	1,900,913	$11.89	157,251

Equity compensation plans not approved by stockholders	194,945	$0.00	0

Total	2,095,858	$10.78	157,251

      The information above regarding equity compensation plans not approved by the stockholders includes contingent one-time stock grants made in 1999 to all employees and directors, which include the following significant attributes:

•	Shares awarded based on annual base salary as of June 17, 1999, or in the case of non-employee directors $100,000, divided by $4.19 (the closing price on June 17, 1999).

•	In order for the grants to become effective, our common stock had to close at or above $10.42 per share for 20 consecutive trading days within 5 years of the grant date (the “trigger event”).

•	The trigger event was achieved on January 24, 2001.

•	686,472 shares were awarded. As of May 17, 2004, 450,680 shares have vested, and 40,847 shares have been forfeited. Of the remaining 194,945 shares, 65,563 shares vest on June 17, 2004, and 129,382 shares vest 1/2 on each successive January 17 beginning January 17, 2005.

•	Each employee and director must remain an employee or director during his/her respective vesting schedule in order to receive the shares.

•	In the event of death, or a change of control a participant’s shares will fully vest. In the event of the long-term disability of an employee, the employee’s shares will fully vest.

Remington Oil and Gas Corporation is an independent oil and gas exploration and production company headquartered in Dallas, Texas, with operations concentrating in the onshore and offshore regions of the Gulf Coast. The Company’s annual meeting is scheduled for Monday, May 24, 2004, in Dallas.

Statements concerning future revenues and expenses, production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of prospects or wells are forward-looking statements. Prospect size and reserve levels are often referred to as “potential” or “un-risked” reserves and are based on the Company’s internal estimates from the volumetric calculations or analogous production. Other forward-looking statements are based on assumptions concerning commodity prices, drilling results, recovery factors for wells, production rates, and operating, administrative and interest costs that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business, mechanical, political, environmental, and geologic risks. There is no assurance that these goals, projections, costs, expenses, reserve levels, and production volumes can or will be met. Further information is available in the Company’s filings with the Securities and Exchange Commission, which are herein incorporated by this reference. Information in this document should be reviewed in combination with the Company’s filings with the Securities and Exchange Commission and information available on the Company’s website at www.remoil.net.

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